Exhibit 3.15

Error! Unknown document property name. The Indiana Secretary of State filing office certifies that this copy is on file in this office. INSTRUCTIONS: This certificate must first be recorded in the office of County Recorder of each county in which a place of business or office is located. A copy of the certificate certified by the County Recorder must be filed with the Secretary of State. Please TYPE or PRINT! Indiana Cods 23.15-1 4, et Sep. FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability Company, Limited Partnership $30.00 Not-For-Profit Corporation $25.00 Certificate – Additional $15.00 1. Name of Company 2. Date of Incorporation / admission SIGECOM, LLC May 7, 1998 3. Principal office address of the Corporation (street address) 20 N. W. Fourth St. City, state and ZIP code Evansville, IN 47741-0001 4. Assumed business name (1) SigeCom (2) sigecom 5. Address at which the Corporation will do business under assumed business name (street address) 101 Plaza East Blvd, Suite 316 - City, state and ZIP code Evansville, IN 47715 II. Sig a - - 7. Printed name Michael J. Angi, President This monument was prepared by M. Beth Burger, Bamberger, Foreman, Oswald and Hahn, LLP CERTIFICATE OF ASSUMED BUSINESS NAME (All Corporations) State F91717311353 (1714.05) State Board of Accounts Approved 1905 SUE AIME GAMY saciarnoP Mrs CORPORATImev ONSOriTSICIM 302W. WasrengsenStRae.Me Indonepold. (317) IN 442:05 Tees:Pow 232.15711 SS: STATE OF COUNTY:4f ,;011 40: . 4 a t e ^ J„ r to before me, this SAL- iedies. - • day of June is 98 My My County of nos .0% Recorder of  County, State of Indiana. cardy that the foregoing is a flue copy of the Certificate of Assumed Business Name recanted in my office on the day of 19 t .1 Recorder Signature Page 7 of 16 Certification Number: 2012061110204

Error! Unknown document property name. The Indiana Secretary of State filing office certifies that this copy is on file in this office. State of Indiana Office of the Secretary of State CERTIFICATE OF MERGER of SIGECOM, LLC TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Merger of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act. The following non-surviving entity(s): WOW FINANCE MERGER SUB, LLC a(n) Delaware Non-Qualified Foreign Corporation merged with and into the surviving entity: SIGECOM, LLC Indiana Secretary of State Packet: 1998050242 Filing Date: 11/30/2006 Effective Date: 11/30/2006 NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, November 30, 2006. In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, November 30, 2006. TODD ROKITA, SECRETARY OF STATE 1998050242/2006120106198 Page 9 of 16 Certification Number: 2012061110204

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 1998050242 Filing
Date: 11/30/2006 Effective
Date: 11/30/2006

SECRETAFY OF STATE

2006 NOY 30 AM 11:19

ARTICLES OF MERGER OF LIMITED LIABILITY COMPANIES'
State Form 49453 (R / 1-03)
Approved by State Board of Accounts, 1999

SECRETARY OF STATE
302 W. Washington Street
(317) 224-6578

Indiana Code 23-15-1-1
Filing Fee: $90.00

INSTRUCTIONS: *Use 8 1/2" x 11 white paper for attachments.*
Present original and one (1) copy to the address in upper right corner of this form
Please visit our office on the web at www.sos.in.gov

ARTICLES OF MERGER
OF

N/I

WOW Finance Merger Sub, LLC
(hereinafter the nonsurviving Limited Liability Company)

INTO

1998050242

Sigecoss, LLC
(hereinafter the surviving Limited Liability Company)

ARTICLE I - SURVIVING LIMITED LIABILITY COMPANY (S)

The name of the LLC surviving the merger is **Sigecom, LLC** and such name ___ has X has not (designate which) been changed as a result of the merger.

a. The surviving LLC existing pursuant to the provisions of the Indiana Business Facility Act on ________________.

b. The surviving LLC is a foreign LLC organized under the laws of the State of _____________ and ___ qualified ___ not qualified (designate which) to do business in Indiana.
If the surviving LLC is qualified to do busbies in Indiana, state the date of qualification ______________________
(If Application for Certificate of Authority is filed concurrently herewith state "Upon approval of Application for Certificate of Authority".)

ARTICLE II – NONSURVIVING LIMITED LIABILITY COMPANY (S)

The name, state of organization or qualification (if applicable) respectively, of each Indiana domestic LLC and Indiana qualified foreign LLC other than the survivor, which is party to the merger is as follows:

Name of LLC WOW Finance Merger Sub, LLC	
State of Domicile Delaware	Date of organization or qualification in Indiana (if applicable) N/A
Name of LLC	
State of Domicile	Date of organization or qualification in Indiana (if applicable)
Name of LLC	
State of Domicile	Date of organization or qualification in Indiana (if applicable)

ARTICLE III – PLAN OF MERGER

The Plan of Merger containing such information as required by Indiana Code 23-18-7-2, is set forth in "Exhibit A", attached hereto and made a part hereof.

Page 10 of 16
Certification Number: 2012061110204
Error! Unknown document property name.

Error! Unknown document property name. The Indiana Secretary of State filing office certifies that this copy is on file in this office. Indiana Secretary of State Packet: 1998050242 Filing Date: 11/30/2006 Effective Date: 11/30/2006 ARTICLE IV – Page 11 of 16 Certification Number: 2012061110204 X The plan or merger was approved by each LLC as required bythe state of its organization. In Witness Whereof, the undersigned being the member of the surviving LLC Executes these Articles of Merger and verifies, subject to penalties of perjury that the statements contained herein are true, this 30t h d a y of November, 2006 Signature ePrinted name Craig Martin

Error! Unknown document property name. The Indiana Secretary of State filing office certifies that this copy is on file in this office. Indiana Secretary of State Packet: 1998050242 Filing Date: 08/3112007 State of Indiana Effective Date: 08/31/2007 Office of the Secretary of State CERTIFCATE OF ASSUMED BUSINESS NAME of SIGECOM, LLC I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Certificate of Assumed Business Name of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act. Following said transaction the entity named above will be doing business under the assumed business name(s) of WOW! INTERNET, CABLE AND PHONE NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, August 31, 2007. In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, August 31, 2007. TODD ROKITA, SECRETARY OF STATE 1998050242/2007083170979 Page 16 of 16 Certification Number: 2012061110204